EXHIBIT 3.2

BY-LAWS
OF
NOVELL, INC.

(A DELAWARE CORPORATION)

ARTICLE I

OFFICES AND FISCAL YEAR

        SECTION 1.01. Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by a vote of a majority of the Board of Directors in office, and a statement of such change is filed in the manner provided by statute.

        SECTION 1.02. Other Offices. The corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation requires.

        SECTION 1.03. Fiscal Year. The fiscal year of the corporation shall end on the last day of October in each year.

ARTICLE II

MEETINGS OF STOCKHOLDERS

        SECTION 2.01. Place of Meeting. All meetings of the stockholders of the corporation shall be held at the registered office of the corporation, or at such other place within or without the State of Delaware as shall be designated by the Board of Directors in the notice of such meeting. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).

        SECTION 2.02. Annual Meeting. The Board of Directors may fix the date and time of the annual meeting of the stockholders and at said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

        SECTION 2.03. Special Meetings. Special meetings of the stockholders of the corporation for any purpose or purposes for which meetings may lawfully be called, may be called at any time by the Chairman of the Board, a majority of the Board of Directors, the President, or at the request, in writing, of stockholders owning a majority of the amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. At any time, upon written request of any stockholder or stockholders who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting and the matters proposed to be acted on at the meeting, shall be signed by one or more stockholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such stockholder (or its duly authorized agent) signing such request and shall set forth all information required by Section 2.11. The Secretary shall fix the date and time of the meeting, which date shall be not less than 10 nor more than 90 days after the receipt of the request, and the Secretary shall give due notice thereof. If the Secretary, within 10 days after receiving such written request, shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto approved by the Board of Directors).

        SECTION 2.04. Notice of Meetings. For every meeting of the stockholders, whether annual or special, written notice of the place, date, hour and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Such notice shall be given in accordance with this Section 2.04 not less than ten nor more than sixty days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

        Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these by-laws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these by-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if:

        (a)   the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

        (b)   such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

        However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

        Any notice given pursuant to the preceding paragraph shall be deemed given:

        (w)   if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

        (x)   if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

        (y)   if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and

        (z)   if by any other form of electronic transmission, when directed to the stockholder.

        An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

        An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

        Notice by a form of electronic transmission shall not apply to Section 164 (failure to pay for stock; remedies), Section 296 (adjudication of claims; appeal), Section 311 (revocation of voluntary dissolution), Section 312 (renewal, revival, extension and restoration of certificate of incorporation) or Section 324 (attachment of shares of stock) of the DGCL.

        SECTION 2.05. Quorum, Manner of Acting and Adjournment. The holders of a majority of the stock issued and outstanding (not including treasury stock) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting shall have power to adjourn the meeting from time to time until a quorum shall be present or represented, without notice other than announcement at the meeting of the place, date, hour and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 6.06, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

        When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the applicable statute or these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

        Except as provided in Section 3.03, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of the directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 2.05, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a director is not elected, the director shall offer to tend his or her resignation to the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results. The director who tenders his or her resignation will not participate in the decision of the Board of Directors. Directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified. Directors need not be stockholders. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in the by-laws.

        Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

        SECTION 2.06. Organization of Annual Stockholder’s Meeting. The Chairman of the Board of Directors shall preside at each meeting of stockholders. In the absence of the Chairman of the Board, the meeting shall be chaired by an officer of the corporation in accordance with the following order: President, Executive Vice President, Senior Vice President and Vice President. The Secretary or in his or her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint shall act as Secretary of the meeting and keep a record of the proceeding thereof.

        The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, (a) establishing an agenda or order of business for the meeting, (b) establishing rules and procedures for maintaining order at the meeting and the safety of those present, (c) limiting participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, (d) restricting entry to the meeting after the time fixed for the commencement thereof, (e) limiting the time allotted to questions or comment by participants, (f) regulating the opening and closing of the polls for balloting on matters which are to be voted on by ballot, (g) maintaining order at the meeting, and (h) concluding the meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting. Without limiting the generality of the powers of the chairman of the meeting pursuant to the foregoing provisions, the chairman may adjourn any meeting of stockholders for any reason deemed necessary by the chairman, including, without limitation, if (i) no quorum is present for the transaction of the business, (ii) the Board of Directors or the chairman of the meeting determines that adjournment is necessary or appropriate to enable the stockholders of the corporation to consider fully information that the Board of Directors or the chairman of the meeting determines has not been made sufficiently or timely available to shareholders or (iii) the Board of Directors or the chairman of the meeting determines that adjournment is otherwise in the best interests of the corporation. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure or any otherwise established rules of order.

        SECTION 2.07. Voting. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by his or her duly authorized attorney-in-fact and filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation.

        SECTION 2.08. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

        In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record or other person or entity seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Such written request shall state the purpose or purposes of the written consent and the matters proposed to be authorized or taken pursuant to such consent, shall be signed by one or more stockholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such stockholder (or its duly authorized agent) signing such request and shall set forth all information required by Section 2.11. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this paragraph). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this paragraph or otherwise within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the date on which the Board of Directors adopts the resolution taking such prior action.

        In the event of the delivery, in the manner provided by the second paragraph of this Section 2.08, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall appoint inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and/or revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the inspectors certify to the corporation that the consents delivered to the corporation in accordance with the second paragraph of this Section 2.08 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

        Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with the second paragraph of this Section 2.08, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner prescribed in this Section 2.08.

        SECTION 2.09. Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period or at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

        SECTION 2.10. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman of the Board or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the corporation. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

        SECTION 2.11. Nominations and Proposals.

        (a)   Only such business (other than nominations for election to the Board of Directors, which shall comply with the provisions of Section 2.11(b)) may be transacted at an annual meeting of stockholders as is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any stockholder of the corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11(a) through and including the record date for the determination of stockholders entitled to notice of such annual meeting and, if different, the record date for the determination of stockholders entitled to vote at such annual meeting and (2) who complies with the notice procedures set forth in this Section 2.11.

        In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

        To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

        To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (A) as to each matter such stockholder proposes to bring before the meeting, (1) a description of such business, (2) the reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any Stockholder Associated Person (as defined in Section 2.11(c)), including any anticipated benefit to such stockholder or any Stockholder Associated Person therefrom, (3) a description of all agreements, arrangements and understandings between such stockholder and Stockholder Associated Person among themselves or with any other person or persons (including the names of such persons) in connection with the proposal of such business by such stockholder and (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring the business before the meeting; (B) as to the stockholder giving the notice and any Stockholder Associated Person, (1) the class, series and number of all shares of stock of the corporation that are owned of record by such stockholder or by such Stockholder Associated Person, if any, (2) the class, series and number of, and the nominee holder for, any shares of stock of the corporation that are owned, directly or indirectly, beneficially but not of record by such stockholder or by such Stockholder Associated Person, if any, (3) with respect to the foregoing clauses (1) and (2), the date such shares were acquired and the investment intent of such acquisition, (4) all information relating to such stockholder and Stockholder Associated Person that is required to be disclosed in connection with the solicitation of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, (5) the investment strategy or objective, if any, of such stockholder or Stockholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder or Stockholder Associated Person, (6) a description of all purchases and sales of securities of the corporation by such stockholder or Stockholder Associated Person during the previous 60 day period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (7) a description of all Derivative Transactions (as defined in Section 2.11(c)) by such stockholder or Stockholder Associated Person during the previous 60 day period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include, without limitation, all information that such stockholder or Stockholder Associated Person would be required to report on an Insider Report (as defined in Section 2.14.1(d)) if such stockholder or Stockholder Associated Person were a director of the corporation or the beneficial owner of more than 10% of the shares of the corporation at the time of the transactions, (8) any performance related fees (other than an asset based fee) that such stockholder or Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of stock of the corporation or instrument or arrangement of the type contemplated within the definition of Derivative Transaction, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or Stockholder Associated Person’s immediate family sharing the same household with such stockholder or Stockholder Associated Person, (9) any proportionate interest in shares of stock of the corporation or instrument or arrangement of the type contemplated within the definition of Derivative Transaction held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (10) the type and number of any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the corporation, or similar instrument with a value derived in whole or in part from the value of a security of the corporation, in any such case whether or not it is subject to settlement in a security of the corporation or otherwise, that are beneficially owned, directly or indirectly by such stockholder or by such Stockholder Associated Person, and (11) any rights to dividends on the shares of stock of the corporation owned beneficially by such stockholder or Stockholder Associated Person that are separated or separable from the underlying shares of stock of the corporation; and (C) to the extent known by the stockholder giving the notice, or reasonably ascertainable by such stockholder, the name and address of any other person who owns, beneficially or of record, any shares of stock of the corporation and who supports the proposal.

        A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.11(a) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and, if different, the record date for determining the stockholders entitled to vote at the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of the annual meeting.

        No business shall be conducted at a meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 2.11(a); provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section 2.11(a) shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of the meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

        Nothing contained in this Section 2.11(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

        (b)   Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11(b) through and including the record date for the determination of stockholders entitled to notice of such meeting and, if different, the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.11.

        In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

        To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the corporation (i) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

        To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information: (A) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (a “Proposed Nominee”) and any Proposed Nominee Associated Person (as defined in Section 2.11(c)), (1) the name, age, business address and residence address of such Proposed Nominee and the name and address of such Proposed Nominee Associated Person, (2) the class, series and number of any shares of stock of the corporation that are, directly or indirectly, beneficially owned or owned of record by such Proposed Nominee or by such Proposed Nominee Associated Person, (3) the date such shares were acquired and the investment intent of such acquisition, (4) a description of all purchases and sales of securities of the corporation by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous 60 day period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (5) a description of all Derivative Transactions by such Proposed Nominee or by such Proposed Nominee Associated Person during the previous 60 day period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include, without limitation, all information that such Proposed Nominee or Proposed Nominee Associated Person would be required to report on an Insider Report if such Proposed Nominee or Proposed Nominee Associated Person were a director of the corporation or the beneficial owner of more than 10% of the shares of stock of the corporation at the time of the transactions, (6) any performance related fees (other than an asset based fee) that such Proposed Nominee or such Proposed Nominee Associated Person is entitled to based on any increase or decrease in the value of shares of stock of the corporation or instrument or arrangement of the type contemplated within the definition of Derivative Transaction, if any, as of the date of such notice, including, without limitation, any such interests held by members of such Proposed Nominee’s or such Proposed Nominee Associated Person’s immediate family sharing the same household with such Proposed Nominee or such Proposed Nominee Associated Person, (7) any proportionate interest in shares of stock of the corporation or instrument or arrangement of the type contemplated within the definition of Derivative Transaction held, directly or indirectly, by a general or limited partnership in which such Proposed Nominee or such Proposed Nominee Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (8) the type and number of any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the corporation, or similar instrument with a value derived in whole or in part from the value of a security of the corporation, in any such case whether or not it is subject to settlement in a security of the corporation or otherwise, that are beneficially owned, directly or indirectly by such Proposed Nominee or by such Proposed Nominee Associated Person, (9) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder, Proposed Nominee Associated Person, or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each Proposed Nominee, or his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) (and any successor regulation), if the stockholder making the nomination and any Proposed Nominee Associated Person on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant,

(10) any rights to dividends on the shares of stock of the corporation owned beneficially by such Proposed Nominee or such Proposed Nominee Associated Person that are separated or separable from the underlying shares of the corporation, (11) to the extent known by such Proposed Nominee or such Proposed Nominee Associated Person, the name and address of any other person who owns, of record or beneficially, any shares of the corporation and who supports the Proposed Nominee for election or reelection as a director, (12) all other information relating to such Proposed Nominee or such Proposed Nominee Associated Person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the Exchange Act and the rules and regulations promulgated thereunder and (13) such Proposed Nominee’s notarized written consent to being named in the stockholder’s proxy statement as a nominee and to serving as a director if elected; (B) as to the stockholder giving the notice and any Stockholder Associated Person, (1) the class, series and number of all shares of stock of the corporation that are owned of record by such stockholder or by such Stockholder Associated Person, if any, (2) the class, series and number of, and the nominee holder for, any shares of stock of the corporation that are owned, directly or indirectly, beneficially but not of record by such stockholder or by such Stockholder Associated Person, if any, (3) with respect to the foregoing clauses (1) and (2), the date such shares were acquired and the investment intent of such acquisition, (4) all information relating to such stockholder and Stockholder Associated Person that is required to be disclosed in connection with the solicitation of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Section 14 (or any successor provision) of the Exchange Act and the rules and regulations promulgated thereunder, (5) the investment strategy or objective, if any, of such stockholder or Stockholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder or Stockholder Associated Person, (6) a description of all purchases and sales of securities of the corporation by such stockholder or Stockholder Associated Person during the previous 60 day period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, (7) a description of all Derivative Transactions (as defined in Section 2.11(c)) by such stockholder or Stockholder Associated Person during the previous 60 day period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the transactions, such description to include, without limitation, all information that such stockholder or Stockholder Associated Person would be required to report on an Insider Report (as defined in Section 2.14.1(d)) if such stockholder or Stockholder Associated Person were a director of the corporation or the beneficial owner of more than 10% of the shares of the corporation at the time of the transactions, (8) any performance related fees (other than an asset based fee) that such stockholder or Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of stock of the corporation or instrument or arrangement of the type contemplated within the definition of Derivative Transaction, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or Stockholder Associated Person’s immediate family sharing the same household with such stockholder or Stockholder Associated Person, (9) any proportionate interest in shares of stock of the corporation or instrument or arrangement of the type contemplated within the definition of Derivative Transaction held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (10) the type and number of any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the corporation, or similar instrument with a value derived in whole or in part from the value of a security of the corporation, in any such case whether or not it is subject to settlement in a security of the corporation or otherwise, that are beneficially owned, directly or indirectly by such stockholder or by such Stockholder Associated Person, and (11) any rights to dividends on the shares of stock of the corporation owned beneficially by such stockholder or Stockholder Associated Person that are separated or separable from the underlying shares of stock of the corporation; and (C) to the extent known by the stockholder giving the notice, or reasonably ascertainable by such stockholder, the name and address of any other person who owns, beneficially or of record, any shares of stock of the corporation and who supports the Proposed Nominee for election or reelection as a director.

        A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.11(b) shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the meeting and, if different, the record date for determining the stockholders entitled to vote at the meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the corporation not later than five business days after the record date for determining the stockholders entitled to receive notice of such meeting.

        Notwithstanding any provision of this Section 2.11(b) to the contrary, a nomination of persons for election to the Board of Directors submitted for inclusion in the corporation’s proxy materials pursuant to the final rules adopted by the SEC providing for such nominations and inclusion (“final proxy access rules”) (a) in order to be timely, must be delivered to, or be mailed and received by, the Secretary at the principal executive offices of the corporation no later than 120 calendar days before the date that the corporation mailed (or otherwise disseminated) its proxy materials for the prior year’s annual meeting (or such other date as may be set forth in the final proxy access rules for companies without advance notice by-laws); (b) in all other respects, must be made pursuant to, and in accordance with, the terms of the final proxy access rules, as in effect at the time of the nomination, or any successor rules or regulations of the SEC then in effect; and (c) must provide the corporation with any other information required by and otherwise comply with Section 2.11 for nominations not made under the final proxy access rules except to the extent that requiring such information to be furnished is prohibited by the final proxy access rules. The provisions of this paragraph of this Section 2.11(b) do not provide stockholders of the corporation with any rights, nor impose upon the corporation any obligations, other than the rights and obligations set forth in the final proxy access rules. To the extent, but only to the extent, of any conflict between the provisions of this paragraph and the provisions of any other portion of Section 2.11(b), the provisions of this paragraph shall apply.

        No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.11(b). If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

        (c)   For purposes of this Section 2.11, (i) “Stockholder Associated Person” of any stockholder shall mean (1) any person acting in concert with, such stockholder, (2) any direct or indirect beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and (3) any person controlling, controlled by or under common control with such stockholder or a Stockholder Associated Person; (ii) “Proposed Nominee Associated Person” of any Proposed Nominee shall mean (1) any person acting in concert with such Proposed Nominee, (2) any direct or indirect beneficial owner of shares of stock of the corporation owned of record or beneficially by such Proposed Nominee and (3) any person controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person; (iii) “Derivative Transaction” by a person shall mean any (1) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the corporation, or similar instrument with a value derived in whole or in part from the value of a security of the corporation, in any such case whether or not it is subject to settlement in a security of the corporation or otherwise or (2) any transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the corporation or to increase or decrease the number of securities of the corporation which such person was, is or will be entitled to vote, in any such case whether or not it is subject to settlement in a security of the corporation or otherwise; and (iv) “Insider Report” shall mean a statement required to be filed pursuant to Section 16 of the Exchange Act (or any successor provisions) by a person who is a director of the corporation or who is directly or indirectly the beneficial owner of more than 10% of the shares of stock of the corporation.

        (d)   At the same time as the submission of any stockholder nomination or proposal of other business to be considered at a stockholders meeting that, if approved and implemented by the corporation, would cause the corporation to be in breach of any covenant of the corporation or otherwise cause a default (in any case, with or without notice or lapse of time) in any existing debt instrument or agreement of the corporation or other material contract or agreement of the corporation the proponent stockholder or stockholders shall submit to the Secretary at the principal executive offices of the corporation (i) evidence satisfactory to the Board of Directors of the lender’s or contracting party’s willingness to waive the breach of covenant or default or (ii) a detailed plan for repayment of the indebtedness to the lender or curing the contractual breach or default and satisfying any resulting damage claim, specifically identifying the actions to be taken or the source of funds, which plan must be satisfactory to the Board of Directors in its discretion, and evidence of the availability to the corporation of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the stockholder nomination or other proposal that are at least as favorable to the corporation, as determined by the Board of Directors in its discretion.

        (e)   If (i) submission of any stockholder nomination, plan or proposal in furtherance of that nomination or proposal of other business to be considered at a stockholders meeting that could not be considered or, if approved, implemented by the corporation without the corporation, any subsidiary of the corporation, the proponent stockholder, any Proposed Nominee of such stockholder, any Proposed Nominee Associated Person of such Proposed Nominee, any Stockholder Associated Person of such stockholder, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any federal, state, municipal or other governmental or regulatory body (a “Governmental Action”) or (ii) such stockholder’s ownership of shares of stock of the corporation or any solicitation of proxies or votes or holding or exercising proxies by such stockholder, any Proposed Nominee of such stockholder, any Proposed Nominee Associated Person of such Proposed Nominee, any Stockholder Associated Person of such stockholder, or their respective affiliates or associates would require Governmental Action, then, at the same time as the submission of any stockholder nomination or proposal of other business to be considered at a stockholders meeting, the proponent stockholder or stockholders shall submit to the Secretary at the principal executive offices of the corporation (1) evidence satisfactory to the Board of Directors that any and all Governmental Action has been given or obtained, including, without limitation, such evidence as the Board of Directors may require so that any nominee may be determined to satisfy any suitability or other requirements or (2) if such evidence was not obtainable from a governmental or regulatory body by such time despite the stockholder’s diligent and best efforts, a detailed plan for making or obtaining the Governmental Action prior to the election of any such Proposed Nominee or the implementation of such proposal, which plan must be satisfactory to the Board of Directors in its discretion.

        (f)   If information submitted pursuant to this Section 2.11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be deemed by the Board of Directors incomplete or inaccurate, any authorized officer or the Board of Directors or any committee thereof may treat such information as not having been provided in accordance with this Section 2.11. Any notice submitted by a stockholder pursuant to this Section 2.11 that is deemed by the Board of Directors inaccurate, incomplete or otherwise fails to satisfy any provision of this Section 2.11 shall be deemed defective and shall thereby render all proposals and nominations set forth in such notice defective. Upon written request by the Secretary or the Board of Directors or any committee thereof (which may be made from time to time), any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within three business days after such request (or such other period as may be specified in such request), (i) written verification, satisfactory to the Secretary or any other authorized officer or the Board of Directors or any committee thereof, in his, her or its discretion, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.11, (ii) written responses to information reasonably requested by the secretary, the Board of Directors or any committee thereof and (iii) a written update, to a current date, of any information submitted by the stockholder pursuant to this Section 2.11 as of an earlier date. If a stockholder fails to provide such written verification, information or update within such period, the secretary or any other authorized officer or the Board of Directors may treat the information which was previously provided and to which the verification, request or update relates as not having been provided in accordance with this Section 2.11; provided, however, that no such written verification, response or update shall cure any incompleteness, inaccuracy or failure in any notice provided by a stockholder pursuant to this Section 2.11. It is the responsibility of a stockholder who wishes to make a nomination or other proposal to comply with the requirements of Section 2.11; nothing in this Section 2.11(f) or otherwise shall create any duty of the corporation, the Board of Directors or any committee thereof nor any officer of the corporation to inform a stockholder that the information submitted pursuant to this Section 2.11 by or on behalf of such stockholder is incomplete or inaccurate or not otherwise in accordance with this Section 2.11 nor require the corporation, the Board of Directors, any committee of the Board of Directors or any officer of the corporation to request clarification or updating of information provided by any stockholder, but the Board of Directors, a committee thereof or the secretary acting on behalf of the Board of Directors or a committee, may do so in its, his or her discretion.

        (g)   Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable legal requirements, including, without limitation, applicable requirements of state law and the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to require that a stockholder nomination of an individual for election to the Board of Directors or a stockholder proposal relating to other business be included in the corporation’s proxy statement, except as may be required by law.

        (h)   The Board of Directors may from time to time require any individual nominated to serve as a director to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a director, such agreement to be on the terms and in a form determined satisfactory by the Board of Directors, as amended and supplemented from time to time in the discretion of the Board of Directors. The terms of such agreement may be substantially similar to the Non-Employee Code of Ethics of the corporation, the Code of Business Ethics of the corporation, or any similar code promulgated by the corporation or may differ from or supplement any such form.

        (i)   Determinations required or permitted to be made under this Section 2.11 by the Board of Directors may be delegated by the Board of Directors to a committee of the Board of Directors, subject to applicable law.

ARTICLE III

BOARD OF DIRECTORS

        SECTION 3.01. Powers. The Board of Directors shall have full power to manage the business and affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the stockholders by statute, the certificate of incorporation or these by-laws, are hereby granted to and vested in the Board of Directors.

        SECTION 3.02. Number and Term of Office. The Board of Directors shall consist of such number of directors, not less than three nor more than twelve, as may be determined from time to time by resolution of the Board of Directors. Each director shall serve until the next annual meeting of the stockholders and until his successor shall have been elected and qualified, except in the event of his death, resignation or removal. All directors of the corporation shall be natural persons, but need not be residents of Delaware or stockholders of the corporation.

        SECTION 3.03. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. A vacancy in the Board of Directors shall be deemed to exist under this section in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected to elect the number of directors then constituting the whole Board.

        SECTION 3.04. Resignations. Any director of the corporation may resign at any time by giving written notice to the President or the Secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 3.05. Organization. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the President, the Vice Presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the Secretary, or, in his or her absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

        SECTION 3.06. Place of Meeting. The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time appoint, or as may be designated in the notice calling the meeting.

        SECTION 3.07. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be designated from time to time by resolution of the Board of Directors. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the Board of Directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting.

        SECTION 3.08. Special Meeting. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or by two or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing (which shall include written electronic transmissions) at least 24 hours (in the case of notice by telephone, facsimile or e-mail) or 48 hours (in the case of notice by telegram) or five days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held.

        SECTION 3.09. Quorum, Manner of Acting and Adjournment. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Unless otherwise provided in the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

        SECTION 3.10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the corporation are listed or quoted for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the corporation are listed for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these by-laws and, to the extent that there is any inconsistency between these by-laws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

        SECTION 3.11. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICE -- WAIVERS -- MEETINGS

        SECTION 4.01. Notice, What Constitutes. Whenever, under the provision of the statutes of Delaware or the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at the address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in accordance with Section 3.09 of Article III hereof and notice to stockholders may also be given in accordance with Section 2.04 of Article II hereof.

        SECTION 4.02 Waivers of Notice. Whenever any written notice is required to be given under the provisions of the certificate of incorporation, these by-laws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by a person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.

        Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

        SECTION 4.03. Conference Telephone Meetings. One or more directors may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE V

OFFICERS

        SECTION 5.01. Number, Qualifications and Designation. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03. One person may hold more than one office. Officers may be, but need not be, directors or stockholders of the corporation. The Board of Directors may elect from among the members of the Board a Chairman of the Board who shall be an officer of the corporation.

        SECTION 5.02. Election and Term of Office. The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the Board of Directors, and each such officer shall hold his or her office until his or her successor shall have been elected and qualified, or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

        SECTION 5.03. Subordinate Officers, Committees and Agents. The Board of Directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these by-laws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

        SECTION 5.04. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may from time to time be assigned to them by the Board of Directors.

        SECTION 5.05. The President. The President shall be the Chief Executive Officer of the corporation and shall have general supervision over the business and operations of the corporation, subject, however, to the control of the Board of Directors. He or she shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these by-laws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of the President, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

        SECTION 5.06. The Vice Presidents. The Vice Presidents shall perform the duties of the President in his or her absence and such other duties as may from time to time be assigned to them by the Board of Directors or by the President.

        SECTION 5.07. The Secretary. The Secretary, or an Assistant Secretary, shall attend all meetings of the stockholders and of the Board of Directors and shall record the proceedings of the stockholders and of the directors and of committees of the Board of Directors in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him or her by the Board of Directors or the President.

        SECTION 5.08. The Treasurer. The Treasurer or an Assistant Treasurer shall have or provide for the custody of the funds or other property of the corporation and shall keep a separate book account of the same to his or her credit as Treasurer; collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; whenever so required by the Board of Directors, render an account showing his or her transactions as Treasurer and the financial condition of the corporation; and, in general, discharge such other duties as may from time to time be assigned to him or her by the Board of Directors or the President.

ARTICLE VI

CERTIFICATES OF STOCK, UNCERTIFICATED SHARES; TRANSFER, ETC.

        SECTION 6.01. Issuance. Shares of capital stock of the corporation may be certificated or uncertificated, as provided under the DGCL. If certificated, the stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued. The stock certificates of the corporation shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any of or all the signatures upon such certificate may be facsimiles, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

        SECTION 6.02. Transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares by the person named in the certificate or by such person’s attorney lawfully constituted in writing, if such shares are certificated, duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and payment of all necessary transfer taxes, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code-Investment Securities.

        SECTION 6.03. Stock Certificates. Stock certificates of the corporation, if any, shall be in such form as provided by statute and approved by the Board of Directors. The stock record books and the blank stock certificates books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose.

        SECTION 6.04. Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct that (a) a new certificate or certificates or (b) uncertificated shares in place of any certificate or certificates previously issued by the corporation, be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of such (x) new certificate or certificates or (y) uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        SECTION 6.05. Record Holder of Shares. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

        SECTION 6.06. Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty day prior to any other action. If the Board of Directors so fixes a record date for the determination of the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

        If no record date is fixed:

        (a)   The record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

        (b)   The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

        (c)   The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 6.06 at the adjourned meeting.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER AUTHORIZED REPRESENTATIVES

        SECTION 7.01. Indemnification of Authorized Representative in Third Party Proceedings. The corporation shall indemnify, to the fullest extent permitted by the DGCL as now or hereafter in effect, any person who was or is an “authorized representative” of the corporation (which shall mean for purposes of this Article a director or officer of the corporation, or a person serving at the request of the corporation as a director, officer, or trustee, of another corporation, partnership, joint venture, trust or other enterprise) and who was or is a “party” (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any “third party proceeding” (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expenses (which shall include for purposes of this Article attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the corporation, or, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

        SECTION 7.02. Indemnification of Authorized Representatives in Corporate Proceedings. The corporation shall indemnify, to the fullest extent permitted by the DGCL as now or hereafter in effect, any person who was or is an authorized representative of the corporation and who was or is a party or is threatened to be made a party to any “corporate proceeding” (which shall mean for the purposes of this Article any threatened, pending or competed action or suit by or in the right of the corporation to procure a judgment in its favor or investigative proceeding by the corporation) by reason of the fact that such person was or is an authorized representative of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        SECTION 7.03. Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith without the necessity of a determination set forth in Section 7.04 hereof.

        SECTION 7.04. Determination of Entitlement to Indemnification. Any indemnification under Section 7.01, 7.02, or 7.03 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.01 or 7.02 or had been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

        (a)   By a majority vote of directors who are not parties to such third party or corporate proceeding, even though less than a quorum, or

        (b)   By a committee of such directors designated by a majority vote of directors who are not parties to such third party or corporate proceeding, even though less than a quorum, or

        (c)   If there are no such directors, or, even if such directors are available and a majority of such director so directs, by independent legal counsel in written opinion, or

        (d)   By the stockholders.

        SECTION 7.05. Advancing Expenses. To the fullest extent not prohibited by the DGCL or by any other applicable law, expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative by the corporation in advance of the final disposition of such third party or corporate proceeding as authorized in the manner provided in Section 7.04 upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized in this Article. The financial ability of such authorized representative to make such repayment shall not be a prerequisite to the making of an advance.

        SECTION 7.06. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 7.04, and notwithstanding the absence of any determination thereunder, any authorized representative may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 7.01 and 7.02. The basis of such indemnification by a court shall be a determination by such court that indemnification of the authorized representative is proper in the circumstances because such person has met the applicable standards of conduct set forth in Sections 7.01 and 7.02, as the case may be. Neither a contrary determination in the specific case under Section 7.04 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the authorized representative seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 7.06 shall be given to the corporation promptly upon the filing of such application. If successful, in whole or in part, the authorized person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

        SECTION 7.07. Limitation on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 7.06 hereof), the corporation shall not be obligated to indemnify any authorized representative in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the corporation.

        SECTION 7.08. Indemnification of Employees and Agents. The corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article VII to directors and officers of the corporation.

        SECTION 7.09. Effect of Amendment or Repeal. Neither any amendment or repeal of any Section of this Article VII, nor the adoption of any provision of the certificate of incorporation or the by-laws inconsistent with this Article VII shall adversely affect any right or protection of any authorized representative established pursuant to this Article VII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

        SECTION 7.10. Employee Benefit Plans. For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include and excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article.

        SECTION 7.11. Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation may purchase and maintain insurance on behalf of any authorized representative against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.

        SECTION 7.11. Scope of Article. The indemnification of authorized representatives, as authorized by this Article, shall (a) not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity, (b) continue as to a person who has ceased to be an authorized representative and (c) inure to the benefit of the heirs, executors and administrators of such a person.

        SECTION 7.12. Reliance on Provisions. Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

ARTICLE VIII

GENERAL PROVISIONS

        SECTION 8.01. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        SECTION 8.02. Contracts. Except as otherwise provided in these by-laws, the Board of Directors may authorize any officer or officers including the Chairman of the Board, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

        SECTION 8.03. Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate.

        SECTION 8.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

        SECTION 8.05. Corporate Records. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of and number of shares registered in the name of each stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting in accordance with the terms specified in Section 219 of the DGCL. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

        Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, books or records of account, and records of the proceedings of the stockholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

        Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (a) compliance with the provisions of this section and the applicable provisions of Section 220 of the DGCL respecting the form and manner of making demand for inspection of such document; and (b) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section and the applicable provisions of Section 220 of the DGCL respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

        Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonable related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the court may deem just and proper.

        SECTION 8.06. Amendment of By-Laws. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

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